LeBoeuf, Lamb, Greene & MacRae
                                     L.L.P.
       A Limited Liability Partnership Including Professional Corporations

                              125 West 55th Street
                             New York, NY 10019-5389

                                 (212) 424-8000
                            facsimile: (212-424-8500


                                                              July 23, 1998



Lechters, Inc.
1 Cape May Street
Harrison, New Jersey  07029-9998

Ladies and Gentlemen:

         You have requested our opinion as counsel for Lechters, Inc., a New Jersey Corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement"), which the Company proposes to file with the Securities and Exchange Commission on or shortly after the date hereof under the Securities Act of 1933 with respect to 1,000,000 additional shares (the "Shares") of Common Stock, without par value, of the Company, to be issued pursuant to the Company's 1998 Long-Term Incentive Plan (the "Plan").

         In connection with rendering this opinion, we have examined such corporate records, certificates and other documents as we have considered necessary for the purposes hereof. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as copies and the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

         Based upon the foregoing, we advise you that in our opinion upon issuance, delivery and payment therefor the Shares will be validly issued, fully paid and non-assessable.

         This opinion is limited to the laws of the State of New Jersey and the Federal laws of the United States.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein under the caption "Interests of Named Experts and Counsel."

                                         Very truly yours,

                                         LeBoeuf, Lamb, Greene & MacRae, L.L.P.